                       PRESIDENTIAL LIFE CORPORATION

                                                                 69 Lydecker Street

                                                              Nyack, New York 10960

                                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                       TO BE HELD ON MAY 18, 2005

The Annual Meeting of Shareholders (the "Annual Meeting") of Presidential Life Corporation (the "Company") will be held at the offices of Presidential Life Insurance Company, 69 Lydecker Street, Nyack, New York 10960, at 10:00 a.m., local time, on Wednesday, May 18, 2005, for the following purposes:

1.       To elect seven (7) directors, each for a term of one year and until their respective successors are duly elected and qualified;

2.       To consider and act upon a proposal to ratify the Board of Directors' selection of Deloitte & Touché LLP as independent public accountants for the Company for the fiscal year ending December 31, 2005; and

3.       To transact such other business as properly may come before the Annual Meeting or any postponement or adjournment or adjournments thereof.

The Board of Directors of the Company has fixed the close of business on April 11, 2005 as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting.  It is expected that this Notice of Annual Meeting of Shareholders and the accompanying proxy materials will be mailed or delivered to shareholders commencing on or about April 25, 2005.

Regardless of whether you expect to attend the Annual Meeting in person, you are requested to complete, date and sign the enclosed proxy card and return it at your earliest convenience to the Company in the enclosed envelope.  No postage need be affixed if the envelope is mailed in the United States.  If you attend the meeting in person, you may revoke your proxy and vote your shares in person.

By order of the Board of Directors

KATHLEEN DASH, Secretary

April 25, 2005

PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY AND SIGN AND RETURN YOUR PROXY CARD PROMPTLY.  YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES THAT YOU OWN.

                       PRESIDENTIAL LIFE CORPORATION

                                                                 69 Lydecker Street

                                                              Nyack, New York 10960

                                                              PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors (the "Board of Directors") of Presidential Life Corporation, a Delaware corporation (the "Company"), in connection with the Annual Meeting of the Company's shareholders to be held at the offices of Presidential Life Insurance Company ("Insurance Company"), 69 Lydecker Street, Nyack, New York 10960, at 10:00 a.m., local time, on Wednesday, May 18, 2005, or any postponement or adjournment or adjournments thereof (the "Annual Meeting").  The Company's principal executive offices are located at 69 Lydecker Street, Nyack, New York 10960.  The Company's telephone number at that address is (845) 358-2300.

                                                      GENERAL INFORMATION

The Company's common stock, par value $0.01 per share (the "Common Stock"), is the only class of security that is entitled to vote at the Annual Meeting.  The Board of Directors has fixed April 11, 2005 as the record date (the "Record Date") for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting.  On April 11, 2005 there were 29,362,443 shares of Common Stock outstanding.  It is expected that this Proxy Statement, the attached Notice of Annual Meeting of Shareholders, the accompanying form of proxy and the Company's Annual Report for the fiscal year ended December 31, 2004  (the "Annual Report") will first be mailed or delivered to shareholders commencing on or about April 25, 2005.

Each share of Common Stock entitles the holder to one vote on each matter to come before the Annual Meeting.  The Company's Certificate of Incorporation does not authorize cumulative voting.  A quorum of the shareholders is required at the Annual Meeting for the shareholders to take action effectively with respect to the proposals described in this Proxy Statement or to transact effectively any other business at the Annual Meeting.  A quorum of the shareholders will be present at the Annual Meeting if the holders of at least a majority of the outstanding shares of the Common Stock are present either in person or by proxy. Therefore, shareholders are urged to complete and return the enclosed proxy card whether or not they are planning to attend the Annual Meeting.

If voting by proxy with respect to the election of directors, shareholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees.  With respect to each other proposal that comes before the shareholders at the Annual Meeting, shareholders may vote FOR the proposal, vote AGAINST the proposal or ABSTAIN from voting with respect to the proposal.  Assuming a quorum is present:  (i) the affirmative vote by the holders of a plurality of the shares of Common Stock represented at the Annual Meeting and entitled to vote will be required to act with respect to the election of directors; and (ii) the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote will be required to act on all other proposals that come before the Annual Meeting.  Abstentions and broker non-votes will be included in the determination of the number of shares of Common Stock present at the meeting for quorum purposes.  Abstentions and broker non-votes will not be counted, however, in the tabulations of votes cast on proposals presented to shareholders.

A proxy, in the accompanying form, which is properly executed, duly returned to the Company and not revoked, will be voted in accordance with the instructions contained thereon.  If no specific instructions are indicated on the proxy, (a) the shares represented thereby will be voted FOR:  (i) the election of the persons nominated herein as directors; and (ii) the ratification of the Board of Directors' selection of Deloitte & Touché LLP as the Company's independent public accountants for the fiscal year ending December 31, 2005; and (b) the proxy will authorize the shares represented thereby to be voted upon such other business as properly may come before the Annual Meeting, as determined, with respect to any such event, by the persons named in the accompanying form of proxy in accordance with their best judgment.

Each member of the Board of Directors has indicated that he intends to vote FOR:  (i) the election of the persons nominated herein as directors; and (ii) the ratification of the Board of Director's selection of Deloitte & Touché LLP as the Company's independent public accountants for the fiscal year ending December 31, 2005.

If a quorum is not present at the time that the Annual Meeting is convened, or if for any other reason the Board of Directors believes that additional time should be allowed for the solicitation of proxies, the Company may postpone or adjourn the Annual Meeting with or without a vote of the shareholders.  If the Company proposes to postpone or adjourn the Annual Meeting by a vote of the shareholders, the persons named in the accompanying form of proxy will vote all shares of Common Stock for which they have voting authority in favor of such postponement or adjournment, as the case may be.

Each proxy granted may be revoked by the person granting it at any time:  (i) by giving written notice to such effect to the Secretary of the Company; (ii) by execution and delivery of a proxy bearing a later date; or (iii) by attendance and voting in person at the Annual Meeting; except as to any matter upon which, prior to such revocation, a vote shall have been cast at the Annual Meeting pursuant to the authority conferred by such proxy.  The mere presence at the Annual Meeting of a person appointing a proxy does not revoke the appointment.

The Company will bear the cost of the Annual Meeting and the cost of soliciting these proxies, including the cost of preparing, printing, handling and mailing the proxy materials.  The Company will request brokerage houses, banking institutions and other custodians, nominees and fiduciaries to forward the proxy materials to beneficial owners of the shares of Common Stock and will reimburse them for their reasonable expenses incurred in connection therewith.

In addition to solicitation by mail, certain officers, directors, regular employees and other representatives of the Company may solicit proxies by telephone, facsimile, in person or otherwise.  These persons will receive no extra compensation for such services.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized.  This Proxy Statement does not constitute the solicitation of a proxy from any person in any jurisdiction with respect to whom it is unlawful to make such proxy solicitation in such jurisdiction.  The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information as of March 31, 2005 as to the ownership of Common Stock by:  (i) each person known by the Company to be the beneficial owner of five percent or more of the Common Stock; (ii) each director and nominee for election as a director of the Company; (iii) each of the Company's executive officers; and (iv) all directors, nominees for election as director and executive officers of the Company as a group:

  Number of Shares                      Percent of

  of Common Stock                    Common Stock

Five Percent Shareholders                                     Beneficially Owned(1)(2)       Beneficially Owned(1)

Herbert Kurz(3)(4)                                                           7,818,352                                   26.6%

Dimensional Fund Advisors, Inc.(8)                                  2,362,761                                    8.0%

Directors (including nominees), Executive

Officers, and all Directors (including

nominees) and Executive Officers as a Group

Herbert Kurz(4)                                                                7,818,352                                   26.6%

Lawrence Rivkin(5)                                                               89,180                                        (6)

Donald Barnes                                                                       11,645                                        (6)

Jerrold Scher                                                                           3,128                                        (6)

Mark Abrams                                                                         1,451                                        (6)

Charles Snyder                                                                           800                                        (6)

Richard A. Giesser(7)                                                           10,800                                        (6)

Paul Frederick Pape, Jr.                                                        66,000                                        (6)

Jeffrey Keil                                                                                   0

Lawrence Read                                                                              0

All Directors (including nominees)

and Executive Officers as a group

(ten persons)(4)(5)(7)                                                        8,001,356                                   27.3%

(1)   Certain of the shares shown in this table are shares as to which the persons named in this table have the right to acquire beneficial ownership, as specified in Rule 13d-3(d)(1) promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

(2)   Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially held by them, subject to community property laws where applicable.

(3)   The address for Mr. Kurz is c/o Presidential Life Corporation, 69 Lydecker Street, Nyack, New York 10960.

(4)   Excludes 112,977 shares of Common Stock beneficially held by Mr. Kurz's wife and 751,940 shares of Common Stock beneficially held by The Kurz Family Foundation, Ltd., a charitable foundation of which Mr. Kurz is a director.  Mr. Kurz disclaims beneficial ownership of the shares held by his wife and the Foundation.

(5)   Excludes 4,374 shares of Common Stock beneficially held by Mr. Rivkin's wife.  Mr. Rivkin disclaims beneficial ownership of the shares held by his wife.

(6)   Less than one percent.

(7)   Excludes 4,200 shares of Common Stock beneficially held by Mr. Giesser's wife.  Mr. Giesser disclaims beneficial ownership of the shares held by his wife.

(8)   The address for Dimensional Fund Advisors, Inc. ("Dimensional") is 1299 Ocean Avenue, Santa Monica, California 90401-1038.  Information as to holdings of Dimensional is based upon information provided by Dimensional and obtained by the Corporation through media sources.

                                         DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding the Company's directors, executive officers and nominees for election to the Board of Directors.

Name	Age	Position held with the Company

Herbert Kurz	85	Director and President of the Company and Chairman of the Board of Directors and Chief Executive Officer of the Insurance Company

Donald Barnes	61	President of the Insurance Company and Director

Charles Snyder	47	Treasurer of the Insurance Company

Mark Abrams	56	Senior Vice President and Chief Investment Officer of the Insurance Company

Jerrold Scher	63	Senior Vice President and Chief Actuary of the Insurance Company

Lawrence Rivkin(1)(2)	83	Director

Richard A. Giesser (1)(2)	73	Director

Paul Frederick Pape, Jr. (1)(2)	72	Director

Lawrence Read	60	Nominee for Director

Jeffrey Keil	61	Nominee for Director

__________________

(1)   Member of Audit Committee

(2)   Member of Compensation Committee

Directors of the Company are elected annually to serve until the next annual meeting of shareholders and until there successors have been duly elected and qualified.  Executive officers are appointed by, and serve at the discretion of, the Board of Directors for a term beginning after the first regular meeting of the Board of Directors following the annual meeting of shareholders and until their respective successors are duly appointed and qualified.

During the fiscal year ended December 31, 2004, there were six meetings of the Board of Directors.  During the fiscal year ended December 31, 2004, all of the Directors attended 100% of the Board of Directors meetings.  All Directors also attended the annual meeting of shareholders in May 2004.

Audit Committee.  The Company's Board of Directors has an Audit Committee (the "Audit Committee"), the members of which are to be elected by the Board of Directors for a term of one year, beginning after the first regular meeting of the Board of Directors following the annual meeting of shareholders and until their respective successors are duly appointed and qualified. All members of the Audit Committee are independent, in accordance with the listing standards of the National Association of Securities Dealers (NASD).  The Committee has one audit committee financial expert, Mr. Pape, who had more than thirty years experience as an investment banker with a number of Wall Street firms, including Merrill Lynch and Drexel Burnham Lambert.  The Audit Committee represents the Board in discharging its responsibilities relating to the accounting, reporting, and financial control practices of the Company.  The Audit Committee has general responsibility for surveillance of financial controls, as well as for the Company's accounting and audit activities.  The Audit Committee annually reviews the qualifications of the independent auditors, makes recommendations to the Board of Directors as to their selection, reviews the audit plan, fees and audit results with both the Company's management and the independent auditors and approves non-audit services to be performed by the auditors and related fees.  The Audit Committee is also responsible for monitoring the independence of the Company's independent auditors. The Audit Committee held nine meetings in 2004.

Compensation Committee.  The Compensation Committee was created in May 1996, with responsibility for reviewing and advising the Board with respect to executive compensation affecting corporate officers subject to Section 162(m) of the Internal Revenue Code and such other executives as the Company's management may deem appropriate.  The Committee also has responsibility for administration of the 1996 Stock Incentive Plan and compensation intended as performance-based compensation under the Code.  The Committee also has the responsibility to fix all salaries, grant all stock options and approve all employment agreements for executives who are, or are expected to become, subject to Section 162(m).  The Committee, which consists of Messrs. Rivkin (Chairman), Giesser and Pape, held one meeting in fiscal 2004.  See "Compensation Committee Interlocks and Insider Participation" on page 15.

               Nominating Committee.  The Company does not have a standing Nominating Committee or other committee performing a similar function.  The Board of Directors believes that due to the size of the Company’s current Board of Directors, discussions as to the nominations of directors are best handled by the Board acting as a whole.  All of the Company’s directors participate in selecting the candidates for director.

Shareholder Communication with Board Members.  Shareholders who wish to communicate directly with the Board of Directors may do so by directing correspondence to the Board, or any member of the Board, and mailing it to the Company, attention President.  The President’s office will arrange for the delivery of the communication to the appropriate individual.

Certain information regarding the business experience and other directorships of each of the persons named in the table on the preceding page of this Proxy Statement is as follows:

Herbert Kurz has been a director of the Company since February 24, 1969.  Mr. Kurz also has served as President of the Company and Chairman of the board of directors of the Insurance Company, the wholly-owned subsidiary of the Company through which the Company conducts its insurance and annuity business, for more than the past five years.  Mr. Kurz served as President of the Insurance Company from February 1995 until September 2000.

Donald L. Barnes has served as President of the Insurance Company since September 2000 and has been a director of the Company since February 2004.  Prior to that, Mr. Barnes served as Executive Vice President of the Insurance Company since February 2000 and as Senior Vice President of the Insurance Company since November 1995.  Prior to that, Mr. Barnes served as President of Franklin United Life Insurance Company for more than five years.

Jerrold Scher has served as Chief Actuary of the Insurance Company since February 2000.  For the ten years prior to 2000, Mr. Scher served as Senior Vice President of the Insurance Company.  Mr. Scher currently serves as a director of the Insurance Company.

Mark Abrams has served as Chief Investment Officer of the Insurance Company since November 2003 and Senior Vice President of the Insurance Company since November 2001.  Prior to that Mr. Abrams served as Vice President of the Insurance Company since October 1994.  Mr. Abrams currently serves as a Director of the Insurance Company.

Charles Snyder has served as Treasurer of the Insurance Company since September 2000.  Prior to that, Mr. Snyder served as Controller of the Insurance Company since August 1989.  Mr. Snyder currently serves as a Director of the Insurance Company.

Lawrence Rivkin has been a director of the Company since 1988.  Mr. Rivkin has served as counsel to the law firm of Goldfarb & Fleece for more than the past five years.

Richard A. Giesser has served as a director of the Company since 2003.  He also has been a director of the Insurance Company since 1989 and a member of the Finance Committee of the Insurance Company Board.  He is a former Chairman of the Board of the Massachusetts Port Authority, and an appointed member of the National Advisory Council of the United States Small Business Administration.  He previously served as Vice President of Bear Stearns and Company, where he specialized in both corporate and public finance.

Paul Frederick Pape, Jr. has served as a director of the Company and Chairman of the Audit Committee of the Board since 2003.  He was a director of the Insurance Company from 1990 to 2003.  Mr. Pape was a partner or managing director of various Wall Street firms, including Drexel Burnham Lambert, from 1984 to 1989 and Merrill Lynch Capital Markets from 1974 to 1984.  His concentration in these firms was investment banking for financial institutions.  He also has been a director of a number of public companies and was President of the American Distilling Company, a New York Stock Exchange listed company.

Jeffrey Keil is a nominee for director of the Company.  Mr. Keil has been Chairman of International Real Returns, LLC, a private investment advisor, since July 2004 and served as Chairman of its Executive Committee from January 1998 to June 2001. He was President of Ellesse, LLC, a private advisory company, from July 2001 through June 2004. From 1996 to January 1998, Mr. Keil was a General Partner of Keil Investment Partners, a private fund that invested in the financial sector in Israel.  From 1984 to 1996, Mr. Keil was President and a director of Republic New York Corporation and Vice Chairman of Republic National Bank of New York. He is a director of Anthracite Capital, Inc., a real estate investment trust, and a director of Leucadia National Corp., a diversified holding company engaged in banking, manufacturing, winery operations, real estate, mining and insurance.

Lawrence Read is a nominee for director of the Company and has served as a director of the Insurance Company since 2002.  Since 1986, Mr. Read has been the President and CEO of Lube Management Corp., which operates a chain of retail automotive centers throughout California and provides enterprise software systems for independently owned automotive oil service centers.  Since 1999, Mr. Read has been President and Chairman of the Board of North American Lubricants Corporation, a passenger car motor oil manufacturer and reseller throughout the United States.  He is also a member of the board of directors of the Automotive Oil Change Association, an industry trade group which he founded in 1987.

There are no family relationships between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Certain Relationships and Related Transactions

Purchases of Annuity Contracts and Life Insurance Policies

From time to time in the ordinary course of business, certain of the Company's directors and executive officers have purchased, and may in the future purchase, annuity contracts or life insurance policies from the Insurance Company.  Such transactions in the past have been, and will in the future be, on terms no less favorable to the Insurance Company than those that could be obtained from unaffiliated third parties.

                                             COMPENSATION OF DIRECTORS AND

                                                          EXECUTIVE OFFICERS

Director Compensation

During 2004, directors of the Company received an annual retainer of $20,000, a fee of $750 for telephonic Board of Directors and committee meetings, and $1,000 for Board of Director meetings attended in person.  The Chairman of the Audit Committee received an additional retainer of $5,000.  There is also a fee of $1,500 for committee meetings attended that are held on dates separate from the Board meetings.

Executive Compensation

The following table sets forth, for the Company's last three fiscal years, the annual and long-term compensation of those persons who were, at December 31, 2004 (i) the Chief Executive Officer, (ii) the President, (iii) the other four most highly compensated executive officers of the Company (the "Executive Officers") and (iv) individuals who would be included in one of the above categories except for the fact that they were not executive officers of the Company at the end of the fiscal year.

SUMMARY COMPENSATION TABLE

                 Long Term

              Annual Compensation   Compensation

    All Other

Name and Principal Position            Fiscal Year  Salary ($)       Bonus ($)    Options (#)   Compensation

Herbert Kurz                                         2004       $591,622              -0-               -0-            111,396

    Chief Executive Officer                      2003         569,710              -0-               -0-            113,474

    of the Insurance Company and             2002         569,710              -0-               -0-            111,242

    President and CE)of the Company

Donald Barnes                                        2004        244,0382              -0-          20,000                  733

    President of the                                   2003         235,000              -0-          13,500               1,730

Insurance Company                            2002         224,423             -0-          17,000               1,681

Jerrold Scher                                          2004        218,0772              -0-          10,000                  655

    Senior Vice President of                     2003         210,000              -0-           7,000               1,546

the Insurance Company                       2002         205,769              -0-          10,000               1,540

Mark Abrams                                        2004         233,654              -0-          12,500                  702

    Senior Vice President of the                2003         189,865              -0-           7,000               1,305

    Insurance Company                            2002         144,231              -0-           5,000               1,051

Charles Snyder                                       2004        150,5772              -0-          10,000                  452

    Treasurer of the                                  2003         145,000              -0-           7,000               1,067

Insurance Company                            2002         142,885              -0-           5,000               1,096

OPTION TABLES

Options Grants in Last Fiscal Year

The following table sets forth certain information concerning options granted during 2004 to the named executives:

                                                                 Individual Grants

% of Total                                                 Potential Realizable

Number of      Options                                                     Value at Assumed

Securities        Granted to                                                 Annual Rates of Stock

Underlying      Employees        Exercise or                       Price Appreciation

Options           in Fiscal           Base Price     Expiration    for Option Term

Name                         Granted          Year                ($/Share)       Date            5%            10%

Herbert Kurz                        0             0.00%                0.00                        0             0             0

Donald Barnes              20,000           20.00%              15.43         02/18/2009     85,200    188,400

Jerrold Scher                10,000           10.00%              15.43         02/18/2009     42,600     94,200

Mark Abrams               12,500           12.50%              15.43         02/18/2009     53,260   117,750

Charles Snyder             10,000           10.00%              15.43         02/18/2009     42,600     94,200

_________________

Aggregated Options Exercised in Last Fiscal Year and Fiscal Year-End Options Values

The following table summarizes options exercised during 2004 and presents the value of unexercised options held by the named executives at fiscal year-end:

Number of

Securities                    Value of

Underlying                  Unexercised

Unexercised                In-the-Money

Options                       Options

At Fiscal                     at Fiscal

Shares                                               Year-End (#)               Year-End ($)

Acquired                      Value             Exercisable (E)/          Exercisable (E)

Name                         on Exercise (#)            Realized ($)    Unexercisable (U)       Unexercisable (U)(1)

Herbert Kurz                           0                           0                            0                                  0

Donald Barnes                          0                           0                    22,001 (E)                    79,070 (E)

Donald Barnes                          0                           0                    85,999 (U)                  265,568 (U)

Jerrold Scher                           0                           0                    11,500 (E)                    41,383 (E)

Jerrold Scher                           0                           0                    44,500 (U)                  139,448 (U)

Mark Abrams                          0                           0                      5,062 (E)                    14,601 (E)

Mark Abrams                          0                           0                    27,688 (U)                    62,935 (U)

Charles Snyder                         0                           0                      7,812 (E)                    26,041 (E)

Charles Snyder                         0                           0                    33,438 (U)                    93,430 (U)

________________

(1) Represents the difference between the exercise price of the options and $16.96, which represents the closing price of the Company's Common Stock on December 31, 2004.

Board of Directors'Report on Executive Compensation

Decisions with respect to the granting of awards pursuant to the 1996 Stock Incentive Plan and compensation of the Executive Officers who are, or are expected to become, subject to Section 162(m) of the Internal Revenue Code were made by the Compensation Committee of the Board of Directors.

Set forth below is a report of the Compensation Committee that addresses the Company's compensation policies for fiscal 2004 as they apply to the Company's executives, including the Executive Officers.

Overview and Philosophy

The Company maintains a philosophy that executive compensation levels should be competitive and consistent with life insurance and annuity industry standards to enable the Company to attract and retain qualified executives who are critical to the Company's success.  The Company believes that such compensation also should be meaningfully related to both an individual's job performance, as measured by the achievement of qualitative objectives, and the performance of the Company, as measured by its profitability, the value created for shareholders and the realization of the Company's short-term and long-term strategic goals.  Qualitative objectives considered by the Company include the individual executive officer's (1) contribution to the Company's performance, (2) responsibilities, (3) revenue and cost containment initiatives, (4) time commitment and (5) the President's views concerning such executive's performance.  The Company considers all such measurement factors, equally weighted, in its annual salary reviews.  The Company's compensation policies are designed to attract and retain talented managers and motivate such managers to enhance the Company's performance, thereby building value into the Company's core insurance and annuity businesses.

                                                                    Base Salaries

The Company's general approach to compensating executive officers is to pay cash salaries competitive with industry standards based upon the individual's experience and past and potential contribution to the success of the Company.  In determining industry standards, the Company compares compensation levels paid by life insurance and annuity companies that compete in the Company's primary lines of business and prevailing compensation standards in the Company’s geographic location.  Such compensation information is obtained from various publicly available sources.  Generally, management believes that the Company's compensation levels are slightly below those in the self-selected group of life insurance and annuity companies.  However, the Company believes that they are competitive.

In addition, the Company believes that compensation should be meaningfully related to the value created by individual executive officers for the shareholders.  Accordingly, the Board of Directors considers the quality of an individual executive's contribution to the Company's overall profitability and success, as measured by its net income, statutory capital and surplus, cash flow and the overall growth in the value of the Company, in determining the executive's salary.  The Board of Directors or, in the case of Executive Officers who are or may become subject to Section 162(m) of the Internal Revenue Code, the Compensation Committee of the Board of Directors, reviews on an annual basis the salaries of its executive officers in light of the foregoing factors.  In December 2004, salary increases effective January 1, 2005 for each of the Executive Officers of the Company other than Mr. Kurz were approved by the Compensation Committee.

Other Compensation

The Company believes that stock ownership by key employees provides valuable performance incentives and is beneficial in aligning management and shareholder interests.  The size of individual stock and stock option grants is related to the level of responsibility of the individual executive and the quality of an individual executive's contribution to the Company's performance.  During fiscal 2004, the Company granted stock-based incentive compensation based on the foregoing factors.  The Company also may consider, to the extent warranted by the Company's performance at the end of the year, the grant of incentive bonuses and special bonuses.

Compensation of Herbert Kurz, Chairman and President

Compensation of Herbert Kurz, Chairman and President of the Company and the Insurance Company, is established using substantially the same criteria that were used to determine compensation levels for other executive officers, discussed at the beginning of this report.  Mr. Kurz advised the Compensation Committee that he would not accept any salary increase in 2004 or 2005.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Code limits a company's ability to take a deduction for federal tax purposes for certain compensation paid to its executives.  The Company currently expects that all compensation payable to executive officers during 2004 will be deductible by the Company for federal income tax purposes.  The Company's policy with respect to compensation to be paid to executive officers is to structure compensation payments to executive officers so as to be deductible under Section 162(m).

Benefits

The Company provides medical, life insurance and 401K benefits to the Executive Officers that generally are available to all Company employees.

     Compensation Committee Interlocks and Insider Participation

Matters concerning executive compensation in fiscal 2004 were considered by the Compensation Committee.  None of the members of the compensation Committee has ever been or is an officer or employee of the Company or any of its subsidiaries.

No Incorporation by Reference

               The Compensation Committee’s Report on Executive Compensation shall not:  (i) be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference; and (ii) otherwise be deemed filed under either the Securities Act or the Exchange Act or subject to Regulations 14A or 14C promulgated under the Exchange Act or the liabilities of Section 18 of the Exchange Act.

Compensation Committee:

Lawrence Rivkin, Chairman

Richard A. Giesser

Paul F. Pape

Comparative Performance by the Company

The SEC requires the Company to present a graph comparing the cumulative total shareholder return on its Common Stock with the cumulative total shareholder return of:  (i) a broad equity market index; and (ii) a published industry index or peer group.  The following graph compares the Common Stock with:  (i) the S&P 500 Index; and (ii) the S&P Life and Health Insurance Index and assumes an investment of $100 on December 31, 1999 in each of the Common Stock, the stocks comprising the S&P 500 Index and the stocks comprising the S&P Life and Health Insurance Index, assuming the reinvestment of dividends.

Total Return To Shareholders
(Includes reinvestment of dividends)

		ANNUAL RETURN PERCENTAGE
		Years Ending

Company / Index		Dec00	Dec01	Dec02	Dec03	Dec04
PRESIDENTIAL LIFE CORP		-16.48	40.54	-50.42	37.52	31.99
S&P 500 INDEX		-9.10	-11.89	-22.10	28.68	10.88
S&P 500 LIFE & HEALTH INSURANCE		13.81	-7.73	-16.23	27.09	22.15

		INDEXED RETURNS
	Base	Years Ending
	Period
Company / Index	Dec99	Dec00	Dec01	Dec02	Dec03	Dec04
PRESIDENTIAL LIFE CORP	100	83.52	117.38	58.20	80.03	105.64
S&P 500 INDEX	100	90.90	80.09	62.39	80.29	89.03
S&P 500 LIFE & HEALTH INSURANCE	100	113.81	105.01	87.96	111.80	136.55

The preceding graph shall not:  (i) be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference; and (ii) otherwise be deemed filed under either the Securities Act or the Exchange Act or subject to Regulations 14A or 14C promulgated under the Exchange Act or the liabilities of Section 18 of the Exchange Act.

PROPOSALS TO BE ACTED UPON AT THE ANNUAL MEETING

                                                     ELECTION OF DIRECTORS

                                                      (Proposal 1 on the Proxy Card)

Nominees

The Amended and Restated By-Laws provide that the Board of Directors is to consist of not less than five (5) and not more than nineteen (19) members, with the actual number to be set from time to time by a majority of the Board of Directors.  The Board of Directors has fixed the number of directors to be elected at the 2005 Annual Meeting at seven (7).

At the Annual Meeting, seven (7) persons will be elected to the Board of Directors to serve until the next annual meeting and until their respective successors are duly elected and qualified.  The persons named in the accompanying form of proxy, unless otherwise instructed, intend to vote the shares of Common Stock covered by valid proxies FOR the election of the seven (7) persons named below, each of whom has been nominated by the Board of Directors for election to the Board of Directors.  Proxies cannot be voted for a greater number of persons than the number of nominees.  Information concerning each of the nominees is set forth in this Proxy Statement under the heading "Directors and Executive Officers."  Each of the nominees has indicated that he is able and willing to serve as a director.  In the event that any of such persons is unable or unwilling to continue to be available for election, the persons named in the accompanying form of proxy will have discretionary power both to vote for a substitute and to vote or withhold their vote for any additional nominees named by shareholders.  There are no circumstances presently known to the Board of Directors that would render any of the following persons unavailable or unwilling to continue to serve as a director, if elected.  The election of directors requires the affirmative vote by the holders of a plurality of the shares of Common Stock represented at the Annual Meeting and entitled to vote.

                                                   Nominees to the Board of Directors

                                                                   Donald Barnes

                                                               Richard A. Giesser

Jeffrey Keil

                                                                    Herbert Kurz

                                                           Paul Frederick Pape, Jr.

Lawrence Read

                                                                 Lawrence Rivkin

The Board of Directors recommends a vote FOR the election of the above-named nominees.

SELECTION OF INDEPENDENT AUDITORS

                                                      (Proposal 2 on the Proxy Card)

The Board of Directors, upon the recommendation of the Audit Committee, has selected, subject to ratification by the shareholders of the Company at the Annual Meeting, the firm of Deloitte & Touché LLP as the independent auditors for the Company to audit the Company's financial statements for its fiscal year ending December 31, 2005.  Deloitte & Touché LLP has served as the independent public accountants for the Company since 1992.  Deloitte & Touché LLP does not have any direct financial interest or any material indirect financial interest in the Company.  Assuming a quorum is present, the affirmative vote by the holders of a majority of shares represented at the Annual Meeting will be required to ratify the selection of Deloitte & Touché LLP as the Company's independent public accountants for the fiscal year ending December 31, 2005.  A representative of Deloitte & Touché LLP will be present at the Annual Meeting.  Such representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

During the two most recent fiscal years, the Company has not consulted with Deloitte & Touché LLP regarding the subject matter of a disagreement or a reportable event on the application of accounting principles to any specified transaction or the type of audit opinion that might be rendered on the Company's financial statements during the period from December 31, 2002 through December 31, 2004.

Audit Fees

The aggregate fees billed by Deloitte & Touché LLP, the member firms of Deloitte Touché Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touché ") for professional services rendered for the audit of the Company's annual financial statements for the fiscal years ended December 31, 2003 and December 31, 2004 and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for such fiscal years were $439,966 and $740,900, respectively.

Audit Related Fees

The Company was billed for audit related fees by Deloitte & Touché in the amount of  $56,000 for fiscal year 2003 and $180,000 for fiscal 2004.

Tax Fees

The Company was billed and paid $129,653 and $154,700 by Deloitte & Touché for tax services for fiscal years 2003 and 2004, respectively.

All Other Fees

               Other than the fees described above, the Company was not billed any amounts for professional services by Deloitte & Touché during fiscal years 2003 and 2004.

Audit Committee Pre-Approval Policies

               Pursuant to the Audit Committee Charter, the Audit Committee approved the retention of Deloitte & Touché for the audit and tax services in 2004.  In addition, the Audit Committee reviewed and approved the proposed scope of services and fee arrangements between the Company and Deloitte & Touché for such years.

Audit Committee Report

               The Audit Committee of the Company's Board of Directors is composed of three independent directors and operates under a written charter adopted by the Board of Directors in 2004.  The Audit Committee is responsible for the general oversight of the audit process for the Company’s financial statements.  In that role, the Audit Committee is responsible for the selection of the Company’s auditors and approval of their compensation, approval of the scope of audit and non-audit work to be performed by the auditors, confirmation of the independence of the auditors, review with the auditors of the adequacy of the Company’s internal controls, review with the auditors and management of the Company’s annual financial statements and review with management and the auditors of the Company’s periodic reports filed with the SEC.

               Management is responsible for the Company's internal controls, the financial reporting process and preparation of the consolidated financial statements of the Company.  The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon.  The Audit Committee's responsibility is to monitor and oversee these processes.  It should be noted that the Committee members are not professionally engaged in the practice of accounting or auditing.

               In this context, the Committee has met and held discussions with management and the independent auditors.  Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles.  The Audit Committee reviewed and discussed the consolidated financial statements with management and the independent auditors.  The Audit Committee further discussed with independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees) as amended.

               The Company's independent auditors also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm's independence.

               Based upon the Audit Committee' discussions with management and the independent auditors and the Audit Committee's review of the representations of management and the report and letter of the independent auditors provided to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

Audit Committee:

Paul F. Pape, Chairman

Richard A. Giesser

Lawrence Rivkin

The Board of Directors recommends that the shareholders vote FOR ratification of the selection of Deloitte & Touché LLP as the Company's independent auditors.

SHAREHOLDERS'PROPOSALS FOR THE 2006 ANNUAL MEETING

A shareholder who desires to include a proposal in the proxy material relating to the 2006 annual meeting of shareholders of the Company must submit the same in writing, so as to be received at the principal executive office of the Company (to the attention of the Secretary) on or before December 19, 2005, for such proposal to be considered for inclusion in the proxy statement for such meeting.  Such proposal also must meet the other requirements of the Securities and Exchange Commission (the "SEC") relating to shareholder proposals required to be included in the Company's proxy statement.

                                                              OTHER MATTERS

The Board of Directors does not know of any other business to be presented for consideration at the Annual Meeting.  If other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote thereon in accordance with their best judgment.

The Company will furnish, without charge, to each person whose proxy is being solicited, upon request, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 as filed with the SEC, including the financial statements, notes to the financial statements and the financial schedules contained therein (the "2004 Form 10-K").  Copies of any exhibits to the 2004 Form 10-K also will be furnished to any such shareholder upon the payment of a reasonable duplicating charge.  Requests for copies of any such materials should be directed to Presidential Life Corporation (attention Secretary), 69 Lydecker Street, Nyack, New York 10960.

                                                                                                                                                                 By Order of the Board of Directors

Kathleen Dash,

Secretary

April 25, 2005

                                                        [FORM OF PROXY CARD]

                                            PRESIDENTIAL LIFE CORPORATION

                                                         69 LYDECKER STREET

                                                     NYACK, NEW YORK   10960

     THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                        OF PRESIDENTIAL LIFE CORPORATION.

The undersigned hereby appoints Herbert Kurz, Paul F. Pape Jr. and Lawrence Rivkin, and each of them, with full power of substitution, the proxy or proxies of the undersigned to vote all shares of Common Stock of Presidential Life Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the offices of Presidential Life Insurance Company, 69 Lydecker Street, Nyack, New York 10960, at 10:00 a.m., local time, on Wednesday, May 18, 2005, or at any postponement, adjournment or adjournments thereof (the "Annual Meeting"), with the same force and effect as the undersigned might or could do if personally present.

This proxy card, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.  IF NO DIRECTION IS GIVEN, THIS PROXY CARD WILL BE VOTED FOR ALL OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AND WILL GRANT THE PROXYHOLDERS DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER BUSINESS AS PROPERLY MAY COME BEFORE THE ANNUAL MEETING.

COMPANY PROPOSAL NUMBER 1:     TO ELECT THE FOLLOWING NOMINEES TO THE BOARD OF DIRECTORS, EACH FOR A TERM OF ONE YEAR AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED:

Donald Barnes, Richard A. Giesser, Jeffrey Keil, Herbert Kurz, Paul Frederick Pape, Jr., Lawrence Read and Lawrence Rivkin

____  FOR all nominees         ____   AGAINST all nominees                    FOR all nominees except

the following nominee(s)

-----------------------------------

COMPANY PROPOSAL NUMBER 2:           TO RATIFY THE BOARD OF DIRECTORS'SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005:

____ FOR                         _____ AGAINST                                _____ ABSTAIN

IN THEIR DISCRETION, THE PROXYHOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS PROPERLY MAY COME BEFORE THE ANNUAL MEETING.

                                                                                                                                               (OVER)

The undersigned hereby acknowledges prior receipt of a copy of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 25, 2005, and the Annual Report to Shareholders for the fiscal year ended December 31, 2004, and hereby revokes any proxy or proxies heretofore given.  This proxy card may be revoked at any time before it is voted by delivering to the Secretary of the Company either a written revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

Date                                2005

                                                                                                       -----------------------------------------

                                                                                                       -----------------------------------------

Signature of Shareholder or Authorized Representative

Please sign exactly as your name appears hereon.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized signatory.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.  IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED IN PROPOSAL NUMBER 1 AND FOR PROPOSAL NUMBER 2.

  All Other Compensation represents the Company's payment of premiums with respect to term life insurance policies for the Executive Officers.  In addition, with respect to Mr. Kurz, it includes directors fees of $23,750, $25,750 and $24,000 for 2004, 2003 and 2002, respectively.

  Increase represents the impact of a 27th pay period during 2004.  There was no salary increase for any of these individuals in 2004.